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                                                                   EXHIBIT 10.64

                          SECURITIES PURCHASE AGREEMENT
                             AMENDMENT AND ADDENDUM

         SECURITIES PURCHASE AGREEMENT AMENDMENT AND ADDENDUM (this "Addendum") dated as of September 24, 1999, among Williams Communications Group, Inc., a Delaware corporation (the "Company"), The Williams Companies, Inc., a Delaware corporation ("TWC"), and SBC Communications Inc., a Delaware corporation ( "SBC" and together with any assignee pursuant to Section 15.13 of the Securities Purchase Agreement, as defined below, the "Investor").

                                    PREAMBLE

         WHEREAS, SBC, TWC and the Company have entered into a Securities Purchase Agreement dated February 8, 1999 (the "Securities Purchase Agreement") pursuant to which the Investor will purchase a specified amount of shares of the Company's Class A common stock (the "Common Stock"); and

         WHEREAS, SBC, TWC and the Company have agreed to amend the Securities Purchase Agreement to alter the number of shares of Common Stock to be purchased by the Investor and to provide for SBC's agreement to assign to Telefonos de Mexico, S.A. de C.V., a Mexican corporation ("TelMex"), SBC's right to purchase a portion of the shares of Common Stock; and

         WHEREAS, as an inducement for the Investor to purchase the Common Stock, Section 3.5 of the Securities Purchase Agreement provides that, following the Company's delivery to the Investor of a Revised Underwriting Agreement (as described in the Securities Purchase Agreement and attached hereto as Exhibit
A), the Company shall make additional representations and warranties, and provide for such terms and conditions concerning such representations and warranties, as the Investor shall reasonably request and as the Company and the Investor shall agree upon;

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

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                                    ARTICLE I

                                  DEFINED TERMS

         For purposes of this Agreement, the following terms shall have the meanings set forth in this Article I. Additional defined terms are found in the body of the following text. All capitalized terms not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement or the Revised Underwriting Agreement, unless otherwise noted or the context otherwise indicates:

         1.1 "Closing" and "Closing Date" shall have the meaning set forth in
Article I of the Securities Purchase Agreement.

         1.2 "Communications Act" shall mean the Communications Act of 1934, as amended; the rules and regulations of the FCC; and the written orders, policies and decisions of the FCC and the courts interpreting such orders, policies and decisions.

         1.3 "Debt Underwriting Agreement" shall have the meaning set forth in the preamble to the Revised Underwriting Agreement.

         1.4 "Delivery Date" shall have the meaning set forth in Section 4 of the Revised Underwriting Agreement.

         1.5 "Effective Date" shall have the meaning set forth in Section 1(a) of the Revised Underwriting Agreement.

         1.6 "FCC" shall mean the Federal Communications Commission.

         1.7 "FCC Licenses" shall mean all FCC licenses, permits and authorizations validly held by the Company that are in full force and effect and not subject to any conditions outside the ordinary course.

         1.8 "Final Underwriting Agreement" means the underwriting agreement among the Company, Lehman Brothers Inc., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain other Underwriters to be named therein entered into in connection with the Initial Public Offering of the Company and executed by all such parties in final form, together with any and all amendments, supplements and revisions thereto.


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         1.9 "First Delivery Date" shall have the meaning set forth in Section 4 of the Revised Underwriting Agreement.

         1.10 "Indenture" shall have the meaning set forth in the Debt Underwriting Agreement.

         1.11 "Initial Public Offering" shall have the meaning set forth for "IPO" in Article I of the Securities Purchase Agreement.

         1.12 "Notes" shall have the meaning set forth in the preamble to the Revised Underwriting Agreement.

         1.13 "Person" shall have the meaning set forth in Article I of the Securities Purchase Agreement.

         1.14 "Prospectus" shall have the meaning set forth in Section 1(a) of the Revised Underwriting Agreement.

         1.15 "Registration Statement" shall have the meaning set forth in
Section 1(a) of the Revised Underwriting Agreement.

         1.16 "Shares" shall mean the shares of the Company's common stock that are to be purchased and distributed by the Underwriters pursuant to the Final Underwriting Agreement.

         1.17 "Significant Subsidiaries" shall have the meaning set forth in
Section 1(c) of the Revised Underwriting Agreement.

         1.18 "State Licenses" shall mean all State Regulatory Agency licenses, permits and authorizations validly held by the Company and in full force and effect and not subject to any conditions outside the ordinary course.

         1.19 "State Regulatory Agency" shall mean any state public utility commission, public service commission or other state regulatory authority with jurisdiction over telecommunications matters.

         1.20 "State Telecommunications Law" shall mean any state telecommunications law; the rules and regulations thereunder; and the written orders, policies

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and decisions of any State Regulatory Agency and the courts interpreting each of the above.

         1.21 "SUSA System" means the portion of the Company's and its subsidiaries' telecommunications network that is provided by means of the single strand of fiber and related rights provided pursuant to that certain System Use and Service Agreement dated as of January 1, 1994, between Williams Communications, Inc. (formerly Vyvx, Inc.) and WilTel, Inc., as amended.

         1.22 "Transactions" shall have the meaning set forth in the preamble to the Revised Underwriting Agreement.

         1.23 "Underwriters" shall have the meaning set forth in the preamble to the Revised Underwriting Agreement.

         The masculine form of words includes the feminine and the neuter and vise versa, and, unless the context otherwise requires, the singular form of words includes the plural and vise versa. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Addendum refer to this Addendum as a whole, and not to any particular section or subsection.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         2.1 In addition to the representations and warranties deemed to have been made in the Securities Purchase Agreement, the Company represents, warrants and agrees that, unless previously disclosed in the Prospectus, the following representations and warranties are true and correct (it being agreed for such purposes that the obligations of the Investor pursuant to Section 3.6 of the Securities Purchase Agreement shall apply to such representations and warranties), except that no breach of the following representations and warranties shall be deemed to occur unless such breach individually or in the aggregate with other such breaches of the representations and warranties contained in this Section 2.1 would have a material adverse effect on the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole:

         (a) The Company and its subsidiaries possess all certificates, orders, permits, licenses (including without limitation, the FCC Licenses and the State

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Licenses), authorizations, consents and approvals of and from, and have made all filings and registrations with, the appropriate federal, state or foreign regulatory authorities necessary for the conduct of the business of the Company as it is conducted on the date of this Addendum and at the Closing Date, and, except as listed in Schedule 2.1(a) hereto, the Company and its subsidiaries are not in violation of or have not received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses (including without limitation, the FCC Licenses and the State
Licenses), authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, provided however, that the Company has not filed for and obtained a certificate of public convenience and necessity for its domestic interstate services pursuant to Section 214 of the Communications Act but is providing domestic interstate services pursuant to the blanket certificate of convenience and necessity granted nondominant interstate common carriers under Section 63.01(a) (formerly, Section 63.07(a)) of the FCC's rules and regulations;

         (b) (i) With the exception of (A) the effect on easements, licenses, rights of way and similar rights and interests of senior mortgages or other senior encumbrances, and (B) except as otherwise disclosed in writing to the Investor in Schedule 2.1(b)(i), and subject to the materiality standard set forth in the first paragraph of this Section 2.1, the Company and its subsidiaries have, and have no reason to believe they will not continue to have, rights consisting of easements, licenses, rights of way and similar rights and interests to operate and maintain their telecommunications network in its present locations without material interruption to any customers or to the network as a whole through at least January 1, 2017. (ii) The Company further represents and warrants, that, with respect to such easements, licenses, rights of way and similar rights (except easements, licenses, rights of way and similar rights and interests that underlie the SUSA System): (A) since 1995, all privately acquired easements, licenses and rights of way (except easements licenses and rights of way acquired for non-telecommunications purposes) obtained by the Company or its subsidiaries specifically permit the use of such easements, licenses, or rights of way for telecommunication purposes (from the time acquired or as amended or supplemented subsequent to such acquisition);
(B) all lawsuits (other than those (i) that are currently pending and listed on Exhibit 2.1(b) hereto, and (ii) lawsuits involving actions in eminent domain or condemnation by or for the Company or its subsidiaries) that have been brought against the Company or its subsidiaries or their predecessors in interest alleging the improper use of pipeline easements or rights of way for telecommunication purposes have been dismissed or have been settled or resolved with such settlement or resolution


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resulting in the confirmation or conveyance of rights of way for telecommunication purposes; (C) except as set forth on Schedule 2.1(b)(ii)(C), rights of way, permits and franchises issued by state and local governments for the operation of the telecommunications system have terms of 20 years or more or are extendable to terms of 20 years or more and were issued during or after 1997 and are not subject to any complaint, notice of violation or revocation proceeding by any such government agency; (D) no less than 99% of all easements on private land granted by nongovernmental landowners other than railroad or utility licensors are perpetual; (E) of all longitudinal easements or licenses granted by railroad or utility licensors, not less than 50% are for a time period of not less than twenty (20) years from January 1, 1997 and not less than an additional 40% are for a time period of not less than 15 years from January 1, 1997; (F) all shared-use agreements and joint-use agreements with third parties that permit the Company and/or its subsidiaries to share easements, poles, lines or conduit for the placement of telecommunications facilities are for a time period of not less than twenty (20) years from January 1, 1997 and are in full force and effect and the Company is not in default thereunder, nor do any facts or circumstances exist that with notice or passage of time would constitute a default thereunder, nor are any such agreements subject to any claim or demand (other than ordinary invoices) threatened termination or litigation; (G) all microwave towers and beam paths utilized by the Company in connection with its business are installed and operated pursuant to properly and validly issued permits from the FCC and each such permit is in full force and effect; and (H) as of August 31, 1999, (i) no more than 18% of the total miles used in the Company and its subsidiaries' telecommunications systems (excluding any telecommunications systems in which the Company or its subsidiaries have indefeasible rights of use, rather than ownership, and except for easements, licenses, rights of way and similar rights and interests that underlie the SUSA System) relied upon railroad rights of way and (ii) no more than 10% of the total miles used in the Company and its subsidiaries' telecommunications systems (excluding any telecommunications systems in which the Company or its subsidiaries have indefeasible rights of use, rather than ownership, and except for easements, licenses, rights of way and similar rights and interests that underlie the SUSA System) relied upon rights of way or easements held by other utility companies without any direct contractual relation ships between the Company or its subsidiaries and the underlying landowners.

         (c) The execution and delivery of the Securities Purchase Agreement and this Addendum, in each case by the Company, and the consummation by the


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Company of the transactions contemplated therein and herein, will not violate the Communications Act or any State Telecommunications Law;

         (d) Except for any required approval by, or notification to, the FCC in connection with the Investor's right to representation on the Company's Board of Directors pursuant to Section 8.7 of the Securities Purchase Agreement, no consent, approval or authorization of, or filing with the FCC or any State Regulatory Agency by the Company is necessary for the execution and delivery of the Securities Purchase Agreement and this Addendum, in each case by the Company, and the consummation of the transactions by the Company contemplated therein and herein;

         (e) Except as set forth on Schedule 2.1(e) hereto, there is no unsatisfied adverse FCC or State Regulatory Agency order, decree or ruling outstanding against the Company or in respect of any of the FCC Licenses or State Licenses, and there is no proceeding (including any rulemaking proceeding), complaint or investigation against the Company or in respect of any of the FCC Licenses or State Licenses pending or threatened before the FCC or any State Regulatory Agency (including any pending judicial review of such an action by the FCC or any State Regulatory Agency), except for proceedings affecting the industry generally to which the Company is not a specific party;

         (f) Each of the Company's facilities subject to regulation by the FCC complies with the FCC's environmental rules, including, but not limited to, FCC regulations concerning RF radiation hazards;

         (g) The Company does not control Concentric Network Corporation within the meaning of the Communications Act; and

         (h) The provision of services by the Company and its affiliates to the Investor and its affiliates in connection with the strategic alliance described in the Prospectus will not violate any agreement of the Company between the Company and its affiliates, on the one hand, and MCI WorldCom, Inc. and its affiliates, on the other hand.


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                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         3.1 Except for any required approval by, or notification to, the FCC in connection with the Investor's right to representation on the Company's Board of Directors pursuant to Section 8.7 of the Securities Purchase Agreement, no consent, approval or authorization of, or filing with the FCC or any State Regulatory Agency by the Investor is necessary for the execution and delivery of the Securities Purchase Agreement and this Addendum, in each case by the Investor, and the consummation of the transactions by the Investor contemplated therein and herein.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         4.1 From the date of this Addendum until the Effective Date, the Company shall notify the Investor if any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, and as a result of which event the Company has deter mined that it is necessary to amend or supplement the Prospectus.

         4.2 The Company shall apply for the listing of the Common Stock on the New York Stock Exchange, and shall use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.

                                    ARTICLE V

               ADDITIONAL CONDITIONS TO THE INVESTOR'S OBLIGATIONS

         The consummation of the transactions contemplated by Article II of the Securities Purchase Agreement are further subject to satisfaction or waiver by the Investor of the following additional terms and conditions:

         5.1 The representations and warranties of the Company contained in
Section 2.1 of this Addendum (as qualified in such Section 2.1) and those deemed to have been made pursuant to Section 3.3 of the Securities Purchase Agreement shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing;


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provided, however, that if the Company, with the consent of the Investor, enters into any agreement as a result of which a representation or warranty shall not be correct, such an agreement shall be deemed not to be a violation of this provision.

         5.2 All corporate proceedings and other legal matters incident to the authorization of this Addendum, the Securities Purchase Agreement, the Underwriting Agreement, the Common Stock, the Shares, the Registration Statement and the Prospectus, the Transactions, the transactions contemplated herein and therein and all other legal matters relating to this Addendum shall be reasonably satisfactory in all material respects to counsel for the Investor, and the Company shall have furnished to such counsel all documents and information that it may reasonably request to enable it to pass upon such matters.

         5.3 Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Investor their written opinion, as counsel to the Company, addressed to the Investor and dated such Delivery Date, in form and substance reasonably satisfactory to the Investor, to the effect that:

         (a) The Company's obligations under Section 8.7 of the Securities Purchase Agreement are legal, valid and binding obligations of the Company, fully enforceable against the Company in accordance with the terms of such
Section 8.7 except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

         (b) The Shares being delivered on such Delivery Date to the Underwriters as contemplated by the Final Underwriting Agreement and the shares of the Common Stock being delivered on such Delivery Date to the Investor in connection with the Securities Purchase Agreement have been duly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable;

         (c) Except as described in the Prospectus, to the knowledge of counsel, there are no preemptive or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of, any of the Shares or any of the shares of the Common Stock pursuant to the Company's charter or by-laws or any Applicable Contract (as defined below);


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         (d) The statements contained in the Prospectus under the caption
"Description of Capital Stock, " insofar as they constitute summaries of matters of law or summaries of provisions of the Common Stock, fairly summarize such laws or such provisions in all material respects;

         (e) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations promulgated thereunder which have not been described or filed as exhibits to the Registration Statement. In rendering the opinion set forth in this paragraph (e), counsel may state that it has relied solely on a review of the Applicable Contracts;

         (f) This Addendum and the Securities Purchase Agreement have been duly authorized, executed and delivered by the Company to the Investor; and each of the Transport Services Agreement and the Master Alliance Agreement has been duly authorized, executed and delivered by the Company;

         (g) To the best knowledge of counsel, the issuance and sale of the Shares being delivered on such Delivery Date by the Company pursuant to the Final Underwriting Agreement and the issuance and sale of the Common Stock being delivered on such Delivery Date to the Investor in connection with the Securities Purchase Agreement, and the execution, delivery and compliance by the Company with all of the provisions of the Final Underwriting Agreement, this Addendum and the Securities Purchase Agreement and Transport Services Agreement and the Master Alliance Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any Applicable Contract, except to the extent such conflict, breach, violation or default has not had or would not reasonably be expected to have, a material adverse change in the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any Applicable Law or Applicable Order; and, except for the registration of the Shares and the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws (as to which state securities laws counsel need express no opinion) in connection with the purchase and distribution of the Shares by the Underwriters, the purchase and distribution of the Notes by the underwriters


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named in the Debt Underwriting Agreement and the purchase of the Common Stock by the Investor, no Government Approval is required for the execution, delivery and performance of the Final Underwriting Agreement, the Securities Purchase Agreement or this Addendum or any of the other documents to be entered into by the Company in connection with the other transactions contemplated by the Securities Purchase Agreement and the consummation of the transactions contemplated hereby and thereby, except for such Government Approvals as have been obtained or made. In rendering the opinion set forth in this paragraph with respect to conflicts with, or defaults under, or the imposition of liens, charges or encumbrances pursuant to, Applicable Contracts, counsel may rely solely on a certificate of the company regarding compliance with any covenant, restriction or provision of any Applicable Contract that requires satisfaction of a financial ratio or test or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

         The term "Applicable Contracts" means those agreements of the Company and its Significant Subsidiaries which are specifically identified to counsel by the Company and listed on a schedule to counsel's opinion. The term "Applicable Laws" means the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the federal laws of the United States of America which, in counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement but without counsel's having made any special investigation concerning any other laws, rules or regulations; provided that the term "Applicable Laws" does not include the securities or antifraud laws of any jurisdiction or the rules and regulations of the National Association of Securities Dealers, Inc. or any laws, rules and regulations under the Communications Act or any laws, rules and regulations under the public utility or telecommunications laws of any state or other jurisdiction. The term "Applicable Orders" means any order of any governmental agency or body or any administrative or court decree which is specifically identified to counsel by the Company and listed on a schedule to counsel's opinion, but shall not include any orders under the Communications Act or under the public utility or telecommunications laws of any state or other jurisdiction. The term "Governmental Approvals" means any consent, approval, license, authorization or validation of, or notice to, or filing, recording or registration with, any New York or federal executive, legislative, judicial, administrative or regulatory body pursuant to Applicable Laws.

         In rendering the opinion set forth in paragraph (g) with respect to conflicts with, defaults under, and breaches or violations of, Applicable Contracts, counsel


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need not express any opinion with respect to compliance with any covenant, restriction or provision of any Applicable Contract that requires satisfaction of a financial ratio or test or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

         In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, to the extent specifically referred therein, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         5.4 William Von Glahn, Senior Vice President of Law of the Company, shall have furnished to the Investor his written opinion, addressed to the Investor and dated such Delivery Date in form and substance reasonably satisfactory to the Investor, to the effect that:

         (a) The Company and each of its Significant Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, except to the extent such failure to be qualified or in good standing would not have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are currently engaged, as described in the Registration Statement;

         (b) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and to the best of such counsel's knowledge, no such proceedings are threatened or pending by governmental authorities or threatened by others;


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         (c) Except as described in the Prospectus, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;

         (d) Except as set forth in a Schedule thereto, to the best knowledge of such counsel, after reasonable inquiry, there is no unsatisfied adverse FCC order, decree, or ruling outstanding against the Company or in respect of any of the FCC Licenses, and there is no proceeding (including any rulemaking proceeding), complaint or investigation against the Company or in respect of any of the FCC Licenses pending or threatened before the FCC (including any pending judicial review of such an action by the FCC), except for proceedings affecting the industry generally to which the Company is not a specific party.

         (e) The statements contained in the Prospectus under the captions "Risk Factors - Our business is subject to regulation that could change in an adverse manner," "Regulation" and "Description of Indebtedness and Other Financing Arrangements," to the extent that they constitute matters of law, are summaries of legal matters or legal proceedings or summaries of the provisions of the Indenture, the Notes, or any other documents relating to the financing arrangements described therein, have been reviewed by counsel and are correct in all material respects, and the opinion of such counsel filed as Exhibit 5.1 to the Registration Statement is confirmed and the Investor may rely upon such opinion as if it were addressed to the Investor;

         (f) The Company is in compliance in all material respects with all presently applicable provisions of ERISA: no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has


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occurred, whether by action or by failure to act, which would cause the loss of such qualification; and

         (g) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased (but not including property on which the Company had or has easements or similar rights) by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

         In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, to the extent specifically referred to therein, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         5.5 The Company shall have furnished to the Investor a certificate, dated such Delivery Date, of its Chairman of the Board, its President, a Vice President or its chief financial officer stating that:


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         (a) Subject to the proviso in Section 5.1 of this Addendum, the representations, warranties and agreements of the Company in Article II hereof and Article III of the Securities Purchase Agreement are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein and therein; and the conditions to the obligations of the Company set forth in Article VI of the Securities Purchase Agreement and Article IV hereof have been fulfilled; and

         (b) He has carefully examined the Registration Statement and the Prospectus and, in his opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) as of the Delivery Date, since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         5.6 Since the date of the latest audited financial statements included in the Prospectus (A) neither the Company nor any of the Significant Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or
(B), is, in the judgment of the Investor, so material and adverse as to make it impracticable or inadvisable to proceed with the purchase of the Common Stock by the Investor on such Delivery Date on the terms and in the manner contemplated in the Securities Purchase Agreement.

         5.7 The New York Stock Exchange, Inc. shall have approved the Common Stock for listing, subject only to official notice of issuance.

         5.8 The Investor shall have received evidence satisfactory to it that each of the Transactions (other than the sale of the Common Stock under the Securities Purchase Agreement and the offering of the Notes) shall have occurred or will occur simultaneously with the sale of the Common Stock under the Securities

Purchase Agreement on the Closing Date, including the issuance of the intercompany note to The Williams Companies, Inc. and the concurrent initial public offering of the Shares, in each case as described in the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Investor and which in the judgment of the Investor do not make it impracticable or inadvisable to proceed with the purchase of the Common Stock on the Closing Date on the terms and in the manner contemplated in the Securities Purchase Agreement.

         5.9 Counsel to the Company shall have notified counsel to the Investor of any material change to Section 1, Section 5 and Section 7 of the Revised Underwriting Agreement made prior to and until the complete and proper execution of the Final Underwriting Agreement by the parties thereto and, upon the Investor's timely request, the Company shall have consented to any reasonable amendment of this Addendum, in accordance with Section 15.7 of the Securities Purchase Agreement and Section 5.1 of this Addendum, that provides the Investor with the same benefit provided to the Underwriters in any such material change.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Addendum shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Investor.

                                   ARTICLE VI

                                TELMEX AND INTEL

         6.1 The parties agree that Section 2.1(b)(i) of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

                  "(i) $500,000,000 (unless TelMex (as defined in Section 2.2) makes the purchase contemplated by Section 2.2. herein, in which case $425,000,000) divided by the Net IPO Price or".

         6.2 The Securities Purchase Agreement is hereby amended to add the following Section 2.2 and to renumber the current Sections 2.2 and 2.3 accordingly:


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

         "2.2 TelMex Assignment. The provisions of Section 15.13 hereto notwithstanding, SBC hereby consents to the purchase by Telefonos de Mexico, S.A. de C.V., a Mexican corporation ("TelMex"), at the Closing, the number of shares of Common Stock equal to $75 million divided by the Net IPO Price that SBC has agreed to purchase as set forth in Section 2.1 hereof, as amended. In the event of such purchase, there shall be a direct sale by the Company to TelMex of the number of shares contemplated by this paragraph and pursuant to the Securities Purchase Agreement between the Company and TelMex, dated May 25, 1999 (the "WCGI/TelMex Agreement"), without any representation, warranty or other covenant made relating thereto by SBC, and the Company shall hold SBC harmless from any and all claims arising out of or with respect to the purchase of such shares by TelMex. No other right or interest is assigned hereby, including without limitation, the rights under Article VIII hereof, or the rights under the Alliance Agreement between SBC and TelMex dated as of May 25, 1999. If the Company learns that TelMex does not intend to purchase such shares from the Company at the Closing, then the Company shall provide SBC written notice no later than the latter of (x) one business day after learning of such intention, or (y) three business days before the Closing. If TelMex does not purchase such shares from the Company at the Closing, then SBC shall purchase such shares at the Closing.

         Without limiting the foregoing, TelMex shall not be considered an Investor under Section 15.13 hereto for the purposes of this Agreement or the Purchase Agreement Addendum (as hereinafter defined)."

         6.3 The parties agree that, the provisions of Section 6.2 of this Addendum notwithstanding, the Company may issue up to $25,000,000 of Common Stock to TelMex pursuant to the WCGI/TelMex Agreement without SBC's consent and whether or not SBC makes the assignment described in Section 6.2 above. SBC hereby waives any preemptive rights it may have under Section 8.2 of the Securities Purchase Agreement with respect to the issuance of Common Stock to TelMex pursuant to the WCGI/TelMex Agreement.

         6.4 (a) The parties agree that, in the event that the Company sells $200 million of Common Stock to Intel Corporation ("Intel") pursuant to the Securities Purchase Agreement (the "Intel Agreement") dated as of May 24, 1999, by and among the Company, The Williams Companies, Inc. and Intel, the Investor shall be entitled to purchase at the Net IPO Price that number of additional shares of Common Stock determined as set forth in this Section 6.4(a) (the "Intel Gross-up Amount"). The "Base Percentage" shall be determined by dividing the number of shares of Common Stock purchased by the Investor pursuant to Section 2.1(b)(i) of the Securities Purchase Agreement by the aggregate number of shares of Common Stock and Class B Common Stock outstanding immediately prior to the issuance of shares of Common Stock pursuant to the Intel Agreement plus (without duplication) the number of shares of Common Stock being issued pursuant to the WCGI/TelMex Agreement, but excluding any shares of Common Stock that shall have theretofore been issued pursuant to the over-allotment option granted to the Underwriters under the Final Underwriting Agreement. The "Gross-up Percentage" shall be equal to one minus the Base Percentage. The "Intel Share Amount" shall be the number of shares of Common Stock issued pursuant to the Intel Agreement at the Net IPO Price. The Intel Gross-up Amount shall be determined by dividing the Intel Share Amount by the Gross-up Percentage and then subtracting the Intel Share Amount. Such right shall be in satisfaction of any and all preemptive rights the Investor may have under Section 8.2 of the Securities Purchase Agreement with respect to the issuance of shares pursuant to the Intel Agreement and such right can only be exercised at the time of the closing of the sale to Intel and upon prior notice by SBC to the Company. The Investor hereby agrees and acknowledges that its right to purchase shares pursuant to this subsection 6.4(a) is subject to the provisions of Section 8.5 of the Securities Purchase Agreement and to the consummation of the sale to the Investor of the shares that it is required to purchase pursuant to Sections 2.1 and 2.2 of the Securities Purchase Agreement.

         (b) The parties agree that, in the event there is an exercise by the Under writers of the overallotment option provided for in Section 2 of the Final Underwriting Agreement, the Investor shall be entitled to purchase at the Net IPO Price that number of shares of additional shares of Common Stock determined as set forth in this Section 6.4(b) (the "Overallotment Gross-up Amount"). The "Overallotment Share Amount" shall be the number of shares of Common Stock issued pursuant to the overallotment option granted to the Underwriters under the Final Underwriting Agreement. The Overallotment Gross-up Amount shall be determined by dividing the Overallotment Share Amount by the Gross-up Percentage and then subtracting the Overallotment Share Amount. Such right shall be in satisfaction of any and all preemptive rights the Investor may have under
Section 8.2 of the Securities Purchase Agreement with respect to the issuance of shares pursuant to such overallotment option and such right can only be exercised at the time of the closing of the sale to Intel or, if later, the closing of the issuance of shares pursuant to such overallotment option and upon prior notice by SBC to the Company. The Investor hereby agrees and acknowledges that its right to purchase shares pursuant to this subsection 6.4(b) is subject to the provisions of
Section 8.5 of the Securities Purchase Agreement and to the consummation of the purchase by the Investor of the shares that the Investor has agreed to purchase pursuant to Sections 2.1 and 2.2 of the Securities Purchase Agreement.

         6.5 The parties hereby agree and acknowledge that, except as otherwise expressly provided in this Addendum, the Investor shall continue to have those preemptive rights set forth in Section 8.2 of the Securities Purchase Agreement with respect to future issuances of common equity securities by the Company and that any waiver of such rights by the Investor must be in writing.

                                   ARTICLE VII

                                     WAIVER

         7.1 Pursuant to Sections 15.7 and 15.8 of the Securities Purchase
Agreement: (i) the Investor hereby waives the obligation of the Company to deliver the Underwriting Agreement on March 15, 1999; (ii) the Company hereby waives the obligation of the Investor to request any additional representations and warranties five days after the Revised Underwriting Agreement Delivery Date; and (iii) the Investor hereby waives the obligation of the Company to deliver this Addendum 15 days after the Revised Underwriting Agreement Delivery Date.

         7.2 The parties hereby agree that Sections 3.1 and 3.5 of the Securities Purchase Agreement have been satisfied.

         7.3 The waivers set forth in this Article VII are limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Securities Purchase Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 All provisions of Article XV of the Securities Purchase Agreement are fully incorporated as though repeated verbatim in this Addendum in their entirety and shall apply to this Addendum with full force and effect.

                  IN WITNESS HEREOF, the parties hereto have executed this Securities Purchase Agreement Amendment and Addendum as of the date first above written.

         WILLIAMS COMMUNICATIONS GROUP, INC.


         By: /s/ Lawrence C. Littlefield, Jr.
             --------------------------------


         THE WILLIAMS COMPANIES, INC.


         By: /s/ Keith E. Bailey
             -------------------


         SBC COMMUNICATIONS INC.


         By: James A. Kahan
             --------------



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